ELIZABETH ARDEN, INC.
Audit Committee Charter

1.      General.

1.1    Role.   The role of the Audit Committee of the Board of Directors (the "Committee") is to: (i) oversee the quality and integrity of the Company's accounting and financial reporting process, the adequacy of its internal controls and the audits of its financial statements, and (ii) carry out such other duties as directed by the Board.

1.2    Membership.   The membership of the Committee shall consist of at least three directors. Each member shall meet the independence and experience requirements of the listing standards of the Nasdaq Stock Market, Inc. ("Nasdaq") and applicable laws and regulations of the Securities and Exchange Commission (the "Commission"). Each member will be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment. Committee members must be able to read and understand financial statements at the time of their appointment. At least one member of the Committee shall be "financially sophisticated" as defined by Nasdaq. No member of the Committee may have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the three years prior to such member's appointment to the Committee. Committee members will not serve simultaneously on the audit committees of more than two other public companies. The Board may appoint and replace the Committee members and chair and will determine annually whether the Committee members meet the independence requirements of the listing standards of Nasdaq and the Commission.

1.3    Meetings.   The Committee shall meet at least once each quarter and report its actions to the Board. Additional meetings may occur as the Committee or its chair deems advisable. The Committee will be governed by the same rules regarding board meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements that are applicable to the Board. The Committee shall have the authority to delegate certain of its functions to the Committee chair. The Committee may ask members of management or others to attend the meetings or to meet with any members of, or advisors to, the Committee.

1.4    Communications/Reporting.  The Committee is expected to maintain free and open communication with the Company's independent registered public accounting firm (the "independent auditor") and management. This communication will include periodic separate sessions with the independent auditor.

2.      Authority and Responsibilities.

2.1    Authority to Engage and Oversee Auditors and Advisors.

        (a)   The Committee shall have the sole authority to select, evaluate and where appropriate, replace the independent auditor and shall have responsibility to ensure the independence of the independent auditor. The Committee shall be directly responsible for negotiating the compensation, and overseeing the work of the independent auditor (including resolving of disagreements between management and the independent auditor regarding financial reporting). The independent auditor shall report directly to the Committee.

        (b)   The Committee shall approve all auditing services, audit-related services and permitted non-audit services (including the fees and terms thereof) be performed for the Company by the independent auditor, subject to any exceptions for non-audit services permitted under applicable rules of the Commission, prior to the performance of such services. The Committee may establish pre-approval policies and procedures delegating pre-approval authority for non-audit services to its chair, subject to the rules of the Commission.

        (c)   The Committee shall meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit, including any partner rotation required by law. The Committee shall also review with the independent auditor, their written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standard's Board Standard 1 and shall recommend any actions necessary to ensure objectivity and independence of the independent auditor.

        (d)   The Committee shall have the authority to investigate any matter brought to its attention and, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors to assist the Committee in performing its functions. The Company shall provide for appropriate funding, as determined by the Committee, for payment of: (1) compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other services for the Company; (2) compensation to any advisors employed by the Committee; and (3) ordinary administrative expenses of the Committee that are necessary or appropriate to carry out its duties.

        (e)   The Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.2    Financial Statement and Other Disclosure Matters.

        (a)   The Committee shall review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, significant adjustments recorded, waived or passed and recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K (the "Form 10-K") filed with the Commission.

        (b)   The Committee shall discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing with the Commission of the Company's Quarterly Reports and Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements and significant adjustments recorded, waived or passed.

        (c)   The Committee shall discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls over financial reporting and any steps adopted in light of material weaknesses or deficiencies with the Company's internal controls.

        (d)   The Committee shall review and discuss at least annually reports from the independent auditor on:

               (i)    All critical accounting policies and practices to be used;

               (ii)   All alternative disclosures and treatments of financial information within generally accepted accounting principles that have been discussed with management and ramifications of the use of such alternative disclosures and treatments; and

               (iii)   Other material written communications between the independent auditor and management, such management letters and the Company's responses to such letters or schedule of unadjusted differences.

        (e)   The Committee shall discuss with management and the independent auditor the effect of regulatory and accounting standards or rules on the Company's financial statement including any off-balance sheet arrangements.

        (f)   The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 ("SAS 61") relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

        (g)   The Committee shall approve the report required by the rules of the Commission to be included in the Company's proxy statement for the annual meeting of shareholders (the "Proxy Statement"). The report shall include the Committee's review of the audited financial statements and recommendation that they be filed with the Form 10-K, review of the independent auditor's independence and discussion with the independent auditor of SAS 61. The Proxy Statement shall also include disclosures about (i) the Committee's pre-approval policy for audit and permissible non-audit services, and (ii) the fees billed to the Company by the independent auditor.

        (h)   The Committee shall review and approve the disclosures required by the rules of the Committee to be included in the Form 10-K relating to management's establishment of adequate internal controls and management's assessment of the effectiveness of such controls.

        (i)   The Committee shall review the independent auditor's certification and report on management's assessment of internal controls.

        (j)   The Committee shall review disclosures made to the Committee by the Company's chief executive officer and chief financial officer during their certification process for the periodic reports filed with the Commission about any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting and any fraud involving management or other employees who have a significant role in the Company's internal control function.

        (k)   The Committee shall review and approve all related party transactions.

        (l)   The Committee shall discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports, which raise material issues regarding the Company's financial statements or accounting policies.

2.3    Oversight of the Company's Internal Control Function.

        (a)   Review the appointment and replacement of the management personnel responsible for implementing and maintaining the Company's internal controls.

        (b)   The Committee shall review with the independent auditor and management the internal and disclosure control functions required to comply with the rules of the Commission including the responsibilities, budget, qualifications and staffing and any recommended changes in the planned scope of the personnel responsible for implementing and maintaining the Company's internal controls.

        (c)   The Committee shall review the significant reports to management and the Audit Committee prepared by Company personnel responsible for implementing and maintaining internal controls over financial reporting and disclosure controls as well as management and independent auditor reports relating to such controls and reports.

2.4    Additional Compliance Responsibilities.

        (a)   The Committee shall obtain from the independent auditor information on matters that come to the attention of the independent auditor implicating Section 10A(b) of the Exchange Act (communication of illegal acts).

        (b)   The Committee shall review the Company's Code of Ethics for financial personnel and any reports relating to waivers relating thereto.

        (c)   The Committee shall adopt procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, to ensure the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

        (d)   The Committee shall discuss with the Company's General Counsel and management legal and regulatory matters that may have a material impact on the financial statements or the Company's compliance policies.

        (e)   The Committee may develop guidelines and policies for the hiring of former employees of the independent auditor.

3.     Limitation of Committee's Role.

3.1    While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assure compliance with laws and regulations or the Company's internal policies, procedures and controls. These are the responsibilities of management and the independent auditor.

3.2    Furthermore, auditing literature, particularly Statement of Accounting Standards No. 100, defines the term "review" to include a particular set of required procedures to be undertaken by independent auditor. The members of the Committee are not independent auditor and the term "review" as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.